Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Media Relations Contact:
Miranda Foster
732-728-5378
mfoster@commvault.com

Commvault Announces Fiscal 2020 Second Quarter Financial Results

Second Quarter Highlights Include:

Second quarter
GAAP Results:
Revenues	$167.6 million
Loss from Operations	$(8.2) million
Operating Margin	(4.9)%
Diluted Loss Per Share	$(0.16)

Non-GAAP Results:
Income from Operations (EBIT)	$24.8 million
EBIT Margin	14.8%
Diluted Earnings Per Share	$0.42

Tinton Falls, N.J. – October 29, 2019 – Commvault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2019.

“While we still have more to do, I’m pleased with the ongoing progress we’ve made over the last quarter,” said Sanjay Mirchandani, Commvault's President and CEO. “We are improving our execution, closed our first major acquisition, and successfully launched a new enterprise-grade software-as-a-service offering. Additionally, earlier this month we hosted nearly 2,000 attendees at another successful Commvault GO conference. We look forward to carrying this momentum into the second half of our fiscal year."

Total revenues for the second quarter of fiscal 2020 were $167.6 million, a decrease of 1% year over year and an increase of 3% sequentially. Total repeatable revenue was $121.8 million, an increase of 1% year over year and 7% sequentially. Subscription and utility annual contract value (ACV) grew 59% year over year to approximately $121 million.

Software and products revenue was $68.6 million, a decrease of 1% year over year, and an increase of 8% sequentially.

Services revenue in the quarter was $99.0 million, a decrease of 1% year over year and flat sequentially.

On a GAAP basis, loss from operations was $8.2 million for the second quarter compared to income of $1.0 million in the prior year. The second quarter GAAP results in fiscal 2020 included $18.5 million of expenses related to a non-routine shareholder matter, restructuring and costs related to the acquisition of Hedvig, Inc. These expenses have been excluded from our non-GAAP results and are further discussed in Table IV. Non-GAAP EBIT was $24.8 million in the quarter compared to $25.1 million in the prior year.

For the second quarter of fiscal 2020, Commvault reported GAAP net loss of $7.1 million, or $0.16 per diluted share. Non-GAAP net income for the quarter was $19.2 million, or $0.42 per diluted share.

Operating cash flow totaled $24.0 million for the second quarter of fiscal 2020 compared to $17.8 million in the prior year quarter. Total cash and short-term investments were $475.2 million as of September 30, 2019 compared to $458.3 million as of March 31, 2019.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share and subscription and utility annual contract value (ACV). This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided software and products, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2019 and 2020, Commvault also excluded restructuring and costs related to a non-routine shareholder matter from its non-GAAP results. In the second quarter of fiscal 2020, Commvault also excluded costs related to the acquisition of Hedvig, Inc. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for the limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). Non-GAAP net income excludes noncash stock-based compensation, and the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2019 and 2020 Commvault also excluded restructuring and costs related to a non-routine shareholder matter from its non-GAAP results. Also excluded from non-GAAP results are the costs related to the acquisition of Hedvig, Inc. These expenses are further discussed in Table IV. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, October 29, 2019, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). The live webcast can be accessed under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,300 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2019 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Commvault HyperScale, ScaleProtect, Commvault OnePass, Unified Data Management, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, Commvault Command Center, Hedvig, Universal Data Plane, the “Cube” logo, Metallic, the “M Wave” logo, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Software and products	$68,595	$69,504	$132,269	$144,554
Services	98,987	99,574	197,516	200,701
Total revenues	167,582	169,078	329,785	345,255
Cost of revenues:
Software and products	8,831	5,049	14,861	9,169
Services	22,410	21,824	45,100	45,310
Total cost of revenues	31,241	26,873	59,961	54,479
Gross margin	136,341	142,205	269,824	290,776
Operating expenses:
Sales and marketing	80,960	89,494	168,345	187,110
Research and development	23,227	23,649	46,807	47,746
General and administrative	24,753	24,862	47,260	48,101
Restructuring	12,851	494	16,930	8,389
Depreciation and amortization	2,719	2,700	5,325	5,233
Total operating expenses	144,510	141,199	284,667	296,579
Income (loss) from operations	(8,169)	1,006	(14,843)	(5,803)
Interest income	1,561	1,148	3,484	2,039
Income (loss) before income taxes	(6,608)	2,154	(11,359)	(3,764)
Income tax expense	476	1,263	2,571	3,912
Net income (loss)	$(7,084)	$891	$(13,930)	$(7,676)
Net income (loss) per common share:
Basic	$(0.16)	$0.02	$(0.31)	$(0.17)
Diluted	$(0.16)	$0.02	$(0.31)	$(0.17)
Weighted average common shares outstanding:
Basic	45,277	45,880	45,363	45,666
Diluted	45,277	47,798	45,363	45,666

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$377,625	$327,992
Short-term investments	97,619	130,338
Trade accounts receivable	127,593	176,836
Other current assets	21,916	19,836
Total current assets	624,753	655,002

Property and equipment, net	118,022	122,716
Operating lease assets	16,255	—
Deferred commissions cost	31,364	33,619
Other assets	11,372	11,116
Total assets	$801,766	$822,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,744	$2,186
Accrued liabilities	83,601	85,721
Current portion of operating lease liabilities	7,832	—
Deferred revenue	226,932	238,439
Total current liabilities	320,109	326,346

Deferred revenue, less current portion	94,411	99,257
Deferred tax liabilities, net	2,230	2,594
Long-term operating lease liabilities	10,486	—
Other liabilities	2,416	2,953

Total stockholders’ equity	372,114	391,303
Total liabilities and stockholders’ equity	$801,766	$822,453

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$(7,084)	$891	$(13,930)	$(7,676)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,136	3,013	6,054	6,072
Noncash stock-based compensation	14,857	17,750	29,607	35,754
Deferred income taxes	—	(168)	—	(273)
Amortization of deferred commissions cost	4,227	4,301	8,730	8,916
Impairment of operating lease assets	1,332	—	2,050	—
Changes in operating assets and liabilities:
Trade accounts receivable	2,460	12,823	45,625	21,495
Operating lease assets and liabilities, net	(806)	—	42	—
Other current assets and Other assets	4,085	1,965	(1,796)	4,884
Deferred commissions cost	(3,593)	(3,824)	(6,962)	(8,866)
Accounts payable	792	(6)	(425)	(382)
Accrued liabilities	9,023	(11,798)	(1,015)	(13,736)
Deferred revenue	(4,157)	(7,094)	(12,079)	(3,796)
Other liabilities	(293)	(93)	(782)	138
Net cash provided by operating activities	23,979	17,760	55,119	42,530
Cash flows from investing activities
Purchase of short-term investments	—	(54,267)	(32,800)	(65,519)
Proceeds from maturity of short-term investments	32,706	33,102	65,519	66,237
Purchase of property and equipment	(616)	(477)	(1,457)	(3,998)
Net cash provided by (used in) investing activities	32,090	(21,642)	31,262	(3,280)
Cash flows from financing activities
Repurchase of common stock	—	(13,288)	(40,026)	(38,303)
Proceeds from stock-based compensation plans	5,662	16,228	6,325	29,626
Net cash provided by (used in) financing activities	5,662	2,940	(33,701)	(8,677)
Effects of exchange rate — changes in cash	(4,927)	2,211	(3,047)	(8,176)
Net increase in cash and cash equivalents	56,804	1,269	49,633	22,397
Cash and cash equivalents at beginning of period	320,821	351,912	327,992	330,784
Cash and cash equivalents at end of period	$377,625	$353,181	$377,625	$353,181

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures and Other Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(8,169)	$1,006	$(14,843)	$(5,803)
Noncash stock-based compensation (1)	14,252	17,446	28,634	34,540
FICA and payroll tax expense related to stock-based compensation (2)	225	520	640	1,603
Restructuring (3)	12,851	494	16,930	8,389
Non-routine shareholder matters (4)	4,325	4,206	7,628	7,755
Acquisition costs (5)	1,283	—	1,283	—
Litigation Settlement (6)	—	1,400	—	1,400
Non-GAAP income from operations	$24,767	$25,072	$40,272	$47,884

GAAP net income (loss)	$(7,084)	$891	$(13,930)	$(7,676)
Noncash stock-based compensation (1)	14,252	17,446	28,634	34,540
FICA and payroll tax expense related to stock-based compensation (2)	225	520	640	1,603
Restructuring (3)	12,851	494	16,930	8,389
Non-routine shareholder matters (4)	4,325	4,206	7,628	7,755
Acquisition costs (5)	1,283	—	1,283	—
Litigation Settlement (6)	—	1,400	—	1,400
Non-GAAP provision for income taxes adjustment (7)	(6,633)	(5,816)	(9,244)	(9,567)
Non-GAAP net income	$19,219	$19,141	$31,941	$36,444

Diluted weighted average shares outstanding (8)	45,718	47,798	45,946	47,770
Non-GAAP diluted net income per share	$0.42	$0.40	$0.70	$0.76

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Subscription and Utility Software and Related Support Services	$40,405	$34,370	$72,694	$63,440
Recurring Support and Services	81,372	85,969	163,217	173,447
Total repeatable revenue	$121,777	$120,339	$235,911	$236,887
Percentage of Total Revenues	73%	71%	72%	69%

Perpetual software and product revenue	$37,852	$39,766	$77,969	$89,366
Other professional services	7,953	8,973	15,905	19,002
Total non-repeatable revenue	$45,805	$48,739	$93,874	$108,368
Percentage of Total Revenues	27%	29%	28%	31%

Total Revenue (9)	$167,582	$169,078	$329,785	$345,255

	Measures at period ending ($000s)
	September 30, 2018	March 31, 2019	September 30, 2019
Subscription and Utility Annual Contract Value (10)	$76,000	$105,000	$121,000

	Three Months Ended September 30, 2019
	Americas	EMEA	APAC	Total
Software and Products Revenue	$35,863	$21,440	$11,292	$68,595
Customer Support Revenue	57,864	21,906	10,233	90,003
Professional Services	4,430	2,680	1,874	8,984
Total Revenue	$98,157	$46,026	$23,399	$167,582

	Three Months Ended September 30, 2018
	Americas	EMEA	APAC	Total
Software and Products Revenue	$41,376	$17,526	$10,602	$69,504
Customer Support Revenue	59,675	20,443	9,489	89,607
Professional Services	5,489	2,705	1,773	9,967
Total Revenue	$106,540	$40,674	$21,864	$169,078

	Six Months Ended September 30, 2019
	Americas	EMEA	APAC	Total
Software and Products Revenue	$67,084	$42,815	$22,370	$132,269
Customer Support Revenue	115,594	43,573	20,318	179,485
Professional Services	9,296	5,362	3,373	18,031
Total Revenue	$191,974	$91,750	$46,061	$329,785

	Six Months Ended September 30, 2018
	Americas	EMEA	APAC	Total
Software and Products Revenue	$83,492	$39,551	$21,511	$144,554
Customer Support Revenue	120,101	40,802	19,110	180,013
Professional Services	11,274	5,931	3,483	20,688
Total Revenue	$214,867	$86,284	$44,104	$345,255

	Three Months Ended September 30, 2019		Six Months Ended September 30, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP software and products revenue reconciliation
GAAP software and products revenue	$68,595	$68,595	$132,269
Adjustment for currency impact	700	1,486	2,991
Non-GAAP software and products revenue on a constant currency basis (11)	$69,295	$70,081	$135,260

	Three Months Ended September 30, 2019		Six Months Ended September 30, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$98,987	$98,987	$197,516
Adjustment for currency impact	543	1,661	3,972
Non-GAAP services revenue on a constant currency basis (11)	$99,530	$100,648	$201,488

	Three Months Ended September 30, 2019		Six Months Ended September 30, 2019
	Sequential	Year Over Year	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	$167,582	$167,582	$329,785
Adjustment for currency impact	1,243	3,147	6,963
Non-GAAP total revenues on a constant currency basis (11)	$168,825	$170,729	$336,748

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Cost of services revenue	$698	$756	$1,388	$1,512
Sales and marketing	7,359	9,071	15,005	18,595
Research and development	2,011	2,274	4,004	4,489
General and administrative	4,184	5,345	8,237	9,944
Stock-based compensation expense	$14,252	$17,446	$28,634	$34,540

In the three and six months ended September 30, 2019, the table above excludes $605 and $973, respectively, and in the three and six months ended September 30, 2018, the table above excludes $304 and $1,214, respectively, of stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
In fiscal 2019, Commvault initiated a restructuring plan to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. Restructuring includes stock-based compensation related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4)
During fiscal 2019 and 2020 Commvault incurred costs related to a non-routine shareholder matter. The costs are for professional fees related to the settlement agreement with the shareholder and consulting fees incurred with the operational review which was agreed to as part of the settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5)
During the second quarter of fiscal 2020, Commvault incurred costs related to the acquisition of Hedvig, Inc. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(6)
During the second quarter of fiscal 2019 Commvault incurred costs related to a litigation settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(7)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.

(8)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in certain periods ended September 30, 2019 and 2018 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(9)	This table includes the following financial metrics that are derived from Commvault’s GAAP recognized revenue:

Subscription and Utility Software and Related Support Services - The amounts included on this line include a) non-cancellable term-based, or subscription, licenses (inclusive of both recognized software and recognized maintenance and support revenues) that expire at the end of the contractual term; and b) “pay-as-you-go” utility arrangements based on product usage (inclusive of both recognized software and maintenance and support revenues) that are structured with no guaranteed minimums. The amount includes both Software and Products Revenue and Services Revenue.

Recurring Support and Services - The amounts included on this line consist primarily of maintenance and support revenues associated with the sale of perpetual software arrangements. This revenue is included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Perpetual Software and Product Revenues - The amounts included on this line are primarily associated with the sale of perpetual software transactions. These revenues are included in Software and Products Revenue on Commvault’s Consolidated Statement of Operations.

Other Professional Services - The amounts included on this line are primarily revenues associated with Commvault’s installation and consultation services. These revenues are included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Management believes that also reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the repeatable nature of certain revenue amounts and trends as compared to prior periods.

Note that nearly all of Commvault’s software and product revenue is related to solutions that are run in the customer’s environment. Commvault currently does not have material revenue related to hosted, or software as a solution products. As a result, as required under ASC 606, substantially all of Commvault’s software and product revenue is recognized at a point in time, when it is delivered to the customer, and not ratably over the course of a contractual period. This is the case for both perpetual software licenses and subscription software licenses.

(10) This table includes the Subscription and Utility Annual Contract Value (ACV) metric that is comprised of:

a.
Subscription ACV - the annualized equivalent of the total contract value (both software and related support services) of all non-cancellable subscription agreements. In recent fiscal periods, the weighted average contract length of subscription agreements has been approximately three years. The total contract value includes all active contracts at the end of each fiscal quarter.

b.
Utility ACV - “pay-as-you-go” utility arrangements based on product usage (inclusive of both software and related support services) that are structured with no guaranteed minimums. The amounts included in Utility ACV have been annualized based on the actual reported quarterly amount in the most recent fiscal quarter.

Management believes that reviewing this ACV metric, in addition to our GAAP results, helps investors and financial analysts understand the value of arrangements that may potentially result in future revenues. Commvault believes this metric normalizes the variations in contractual length among our subscription and utility transactions and will help investors and analysts to track Commvault’s transition to more potentially repeatable revenue streams.

(11) Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2020. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.